Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-269575) on Form S-8 of our report dated April 28, 2023, with respect to the consolidated financial statements of Atour Lifestyle Holdings Limited.

/s/ KPMG Huazhen LLP

Shanghai, China

April 28, 2023